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                                                                EXHIBIT 99(a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             BLESSINGS CORPORATION
                                       AT
                              $21.00 NET PER SHARE
                                       BY
                              VA ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                         HUNTSMAN PACKAGING CORPORATION

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
       CITY TIME, ON MONDAY, MAY 11, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                  April 14, 1998

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated April 14, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by VA Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Huntsman Packaging Corporation, a Utah corporation, to purchase all of the outstanding shares of Common Stock, par value $.71 per share (the "Shares"), of Blessings Corporation, a Delaware corporation (the "Company"), at a purchase price of $21.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/ Recommendation Statement on Schedule 14D-9. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

    1.  The tender price is $21.00 per Share, net to the seller in cash.

    2. The Offer is subject to there being validly tendered and not withdrawn prior to the expiration of the Offer a number of shares which represents at least a majority of the number of Shares outstanding on a fully diluted basis on the date of purchase and certain other conditions.

    3.  The Offer is being made for all of the outstanding Shares.
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    4.  Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

    5. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined in the Offer to Purchase) and determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company and recommends that the stockholders of the Company accept the Offer.

    6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates for such Shares pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Certificates are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 11, 1998, UNLESS THE OFFER IS EXTENDED.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Chase Securities Inc. or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                       2
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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             BLESSINGS CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 14, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase (and any amendments or supplements thereto), collectively constitute the "Offer"), in connection with the Offer by VA Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Huntsman Packaging Corporation, a Utah corporation, to purchase all outstanding shares of Common Stock, par value $.71 per share (the "Shares"), of Blessings Corporation, a Delaware corporation, at a purchase price of $21.00 per Share, net to seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

      Number of Shares to be Tendered:(1)                        SIGN HERE
      Shares
                                                               Signature(s)
                                                              (Print Name(s))
                                                            (Print Address(es))
Date: ----------------, 1998                        (Area Code and Telephone Number(s))
                                                        (Taxpayer Identification or
                                                        Social Security Number(s))

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(1) Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.